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                                                                    EXHIBIT 23.4


                       CONSENT OF BELL, DAVIS & PITT, P.A.


         We hereby consent to the inclusion as Exhibit 23.4 to the Joint Proxy Statement/Prospectus, constituting part of the Registration Statement on Form S-4 of LSB Bancshares, Inc., of our tax opinion addressed to the Board of Directors of LSB Bancshares, Inc. and Old North State Bank, and to the references made to such opinion in such Proxy Statement.

         This the 17th day of June, 1997.

                                     Sincerely,

                                     BELL, DAVIS & PITT, P.A.



                                     By: /s/ John W. Babcock
                                         -----------------------------------
                                         John W. Babcock